EXHIBIT 99

                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE


   CRIIMI MAE's Presentation at Wall Street Analyst Forum Available on Website

Rockville, MD, September 15, 2004 - - CRIIMI MAE Inc. (NYSE: CMM) today announced that Mark R. Jarrell, the Company's President and Chief Operating Officer, provided a corporate update to analysts and institutional investors attending the Company's presentation on September 14, 2004 at the Wall Street Analyst Forum in New York. The presentation may be viewed on the Company's website at www.criimimaeinc.com under Investor Information, Investor Presentations and Materials.

During the presentation, the Company responded to a question about the adequacy of capital available to fund growth under CRIIMI MAE's new originations-based business plan. The Company, as of June 30, 2004, had total liquidity of approximately $29 million and estimates that its total liquidity will approximate $45 to $50 million at year end.

CRIIMI MAE Inc. is a commercial mortgage company structured as a REIT. CRIIMI MAE owns and manages a significant portfolio of commercial mortgage-related assets. Historically, CRIIMI MAE's primary focus was acquiring high-yielding, non-investment grade commercial mortgage-backed securities (subordinated CMBS). The Company's focus for the balance of 2004 and beyond is an origination-based plan for new business.

For further information about the Company, see the Company's website: www.criimimaeinc.com. Shareholders and securities brokers should contact Shareholder Services at (301) 816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at
(202) 546-6451, e-mail pastore@ix.netcom.com

Note: Forward-looking statements or statements that contain the words "believe," "anticipate," "expect," "contemplate," "may," "will" and similar and projections contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include whether the Company will be able to maximize the value of its existing assets or achieve or realize upon its other goals or strategies, minimize the risk associated with its assets, return loans to performing status or otherwise successfully resolve defaulted loans, or complete other investment strategies, improve financial performance, support liquidity, effectively hedge its interest rate exposure; the trend in interest rates and the impact on the Company's asset values and borrowing costs; the trends in the commercial real estate and CMBS markets; competitive pressures; the trend and effect


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of defaulted loans, future losses and impact of the reimbursement of master servicer advances on the timing and amount of the Company's equity and cash flows and its need for liquidity; general economic conditions; restrictive covenants and other restrictions under the operative documents evidencing the Company's outstanding secured and other obligations (including a repurchase agreement); the possibility that the Company's trader election may be challenged and that the Company will, therefore, not be able to mark-to-market its securities, or that it will be limited in its ability to recognize certain losses, resulting in an increase in shareholder distribution requirements with the possibility that the Company may not be able to make such distributions or maintain REIT status; as well as the risks and uncertainties that are set forth from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the most recent year and Quarterly Report on Form 10-Q for the most recent quarter. Such statements are subject to these risks and uncertainties, which could cause actual results to differ materially from those anticipated. CRIIMI MAE assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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